Exhibit 77(Q1)
For period ending January 31, 2011
File number 811-8764
SUB-ADVISORY AGREEMENT

Agreement dated as of November 4, 2010 between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Pzena Investment Management, LLC, (Sub- Adviser), a Delaware limited liability company (the Agreement).

RECITALS

(1) UBS Global AM has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE International Emerging Markets Equity Investments
(Portfolio); and

(2) UBS Global AM is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global AM and the Portfolio;

(3) UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(4) The Sub-Adviser is willing to furnish such services;

Now therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

1. Appointment. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The
Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). The Sub-Adviser, on each business day, shall provide UBS Global AM and the Trusts custodian such information as UBS Global AM and the Trusts custodian may reasonably request relating to all transactions concerning the Portfolio or Segment.

UBS Global AM hereby designates and appoints the Sub-Adviser as its and the Portfolios limited purpose agent and attorney-in-fact, without further prior approval of UBS Global AM (except as expressly provided for herein or as may be required by law) to make and execute, in the name and on behalf of the Portfolio, all agreements, instruments and other documents and to take all such other action which the Sub-Adviser considers necessary or advisable to carry out its duties hereunder. By way of example and not by way of limitation, in connection with any purchase for the Portfolio or Segment of securities or instruments that are not registered under the U.S. Securities Act of 1933, as amended (the Securities Act), the Sub-Adviser shall have the full power and authority, among other things, to: (i) commit to purchase such securities for the Portfolio on the terms and conditions under which such securities are offered; (ii) execute such account opening and other agreements, instruments and documents (including, without limitation, purchase agreements, subscription documents, ISDA and other swap and derivative documents), and make such commitments, as may be required in connection with the purchase and sale of such securities or instruments; (iii) represent that the Portfolio is an accredited investor as defined in Rule 501 (a) of Regulation D under the Securities Act and a Qualified Institutional Buyer as defined in Rule 144A (a) (1) (i) under the Securities Act; and (iv) commit that such securities will not be offered or sold by the Portfolio except in compliance with the registration requirements of the Securities Act or an exemption therefrom. This power-of-attorney is a continuing power-of-attorney and shall remain in full force and effect until revoked by UBS Global AM or the Trust in writing, but any such revocation shall not affect any transaction initiated prior to receipt by the Sub-Adviser of such notice.

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) Unless otherwise instructed by UBS Global AM or the Trust, the Sub-Adviser agrees that it will be responsible for voting proxies of issuers and responding to all corporate actions for securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act) (Proxy Voting Policy), and that shall be acceptable to the Board In addition, UBS Global AM acknowledges and agrees that the Sub-Adviser shall not have any responsibility to initiate, consider or participate in any class action or other litigation against or involving any issue of securities held or formerly held in the Portfolio or Segment or to advise or take any action on behalf of UBS Global AM with respect to any such actions or litigation. The Sub-Adviser will forward any information received by it about such actions to UBS Global AM.

The Sub-Adviser shall also provide its Proxy Voting Policy, and if requested by UBS Global AM, a summary of such Proxy Voting Policy for inclusion in the Trusts registration statement, and will provide UBS Global AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.


(d) The Sub-Adviser agrees that upon the request of UBS Global AM or the Board, Sub-Adviser shall exercise the rights incident to the securities held by the Portfolio or Segment in the context of a bankruptcy or other reorganization. The Sub-Adviser further agrees that it will keep UBS Global AM fully informed about any such actions that it intends to take.

(e) The Sub-Adviser agrees that it will place orders with brokers in accordance with best execution policies, taking into account best price as an important factor in this decision, provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, the Trusts principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate (including affiliated FCMs) of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in
Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form
ADV)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934 (the 1934 Act), and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trusts policies and procedures thereunder. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust. In the event Sub-Adviser becomes affiliated (as deemed under the federal securities laws) with a broker-dealer during the term of this Agreement, Sub-Adviser shall obtain the approval of the Trusts Board of Trustees prior to commencement of transactions with such broker-dealer on behalf of the Portfolio or the Trust.

UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Sub-Adviser shall effect such Cross Transactions in compliance with Rule 206(3)-2 under the Advisers Act, Rule 17a-7 under the 1940 Act, and any other applicable provisions of the federal securities laws and shall provide UBS Global AM with periodic reports describing such agency cross transactions. UBS Global
AM understands that the authority of the Sub-Adviser to execute agency Cross Transactions for the Portfolio is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from UBS Global AM, and that the failure to terminate such authorization will result in its continuation.

(f) The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Portfolio or Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global
AM may request.

(g) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(h) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board and UBS Global AM in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as are customarily performed by a Sub-Adviser and may be required for the Trust or UBS Global AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act, and any rule or regulation thereunder.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement, the Trusts policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Adviser (together, the Trust Compliance Procedures) and with the written instructions and written directions of the Board and UBS Global AM, which has been provided to the Sub-Adviser, and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, Trusts Compliance Procedures, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available. UBS Global AM further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management (US) Inc.).

In order to assist the Trust and the Trusts Chief Compliance Officer (the Trust CCO) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Adviser shall provide to the Trust CCO:
(i) direct access to the Sub-Advisers chief compliance officer and/or other senior compliance personnel, as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust Compliance Procedures in managing the Portfolio or Segment; and (iii) quarterly certifications that there were no Material Compliance Matters
(as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Advisers management of the Portfolio or Segment.

The Sub-Adviser shall promptly provide the Trust CCO with copies of: (i) the Sub-Advisers policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws (together, the Sub-Adviser Compliance Procedures), and (ii) any material changes to the Sub-Adviser Compliance Procedures. The Sub-Adviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCOs performance of the Trust CCOs responsibilities under Rule
38a-1 to review, evaluate and report to the Trusts Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Adviser Compliance Procedures involving the Portfolio or Segment. The Sub-Adviser shall provide to the Trust
CCO: (i) quarterly reports confirming the Sub-Advisers compliance with the Sub-Adviser Compliance Procedures in managing the Portfolio or Segment, and (ii) certifications that there were no Material Compliance Matters involving the Sub-Adviser that arose under the Sub-Adviser Compliance Procedures that affected the Portfolio or Segment. At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with any applicable Federal Securities Laws, subject to such interpretations as may be contained in the Trust Compliance Procedures.

The Sub-Adviser will promptly provide UBS Global AM with information (including information that is required to be disclosed in the Trusts registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

The Sub-Adviser will promptly notify UBS Global AM of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry.

The Sub-Adviser will cooperate promptly and fully with UBS Global AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS Global AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the Securities and Exchange Commission (SEC)).

4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM, except as otherwise specifically provided herein.

Upon request by UBS Global AM, Sub-Adviser agrees to reimburse UBS Global AM or the Trust for costs associated with generating and distributing any Registration Statement (as defined herein) for when the Sub-Adviser is given a copy of a draft of such Registration Statement and fails to promptly disclose to UBS Global AM facts then known to the Sub-Adviser or its personnel that would require disclosure (or amendments to disclosure) in the Funds Registration Statement in time for such disclosure or amendments to disclosure to be included in such Registration Statement. The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Sub-Adviser.

5. Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.81% on the first $10 million, 0.65% on the next $40 million, 0.59% on the next $50 million, 0.52% on the next $200 million and 0.49% on assets in excess of $300 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) For those periods in which UBS Global AM has agreed to waive all or a portion of its management fee, UBS Global AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

(d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation of Liability.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio. In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code, unless such violation was due to the Sub-Advisers failure to comply with written guidelines adopted by the Board or UBS Global AM and provided to the Sub-Adviser.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1(c)(1) and all other records relevant to the Sub-Adviser's code of ethics.

(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the SEC, and promptly will furnish a copy of all amendments to UBS Global AM at least annually. UBS Global AM hereby consents to the Sub-Advisers use of electronic mail to satisfy its disclosure delivery requirements under the federal securities laws, such consent to remain effective until such time as it is revoked in writing by UBS Global AM.

(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or as soon after such change as possible.

(e) The Sub-Adviser agrees that neither it nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM.

(f) The Sub-Adviser hereby represents that it has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trusts portfolio holdings to any person or entity other than UBS Global AM, the Trusts custodian, or other persons expressly designated by UBS Global AM. The Sub-Adviser further represents that it implemented policies and procedures to prevent it, its employees and agents from trading on the basis of any material non-public information provided by UBS Global AM, the Trust, their affiliates or agents.


8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9. Duration and Termination.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually
(i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM; (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub- Adviser or other circumstances that could adversely affect the Portfolio.
The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory Agreement, as it relates to this Portfolio.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Confidentiality. The Sub-Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Portfolio or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities.


13. Use of Name.

(a) It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS Global AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of UBS Global AM and only so long as UBS Global AM is Manager to the Trust and/or the Portfolio.

(b) It is understood that the name Pzena Investment Management, LLC or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Portfolio have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Portfolio. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (or derivatives or logo).

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

15. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 1285 Avenue of the Americas, New York, NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of: William L. Lipsey, Managing Principal, Head of Business Development and Client Services, Pzena Investment Management, LLC, 120 W. 45th Street, 20th Floor,
New York, NY 10036.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

UBS Global Asset Management (Americas) Inc.
1285 Avenue of the Americas
New York, NY 10019

Attest:


By: /s/Eric Sanders	        By:/s/Joseph J. Allessie
Name: Eric Sander		Name: Joseph J. Allessie
Title: Director	 		Title: Executive Director



Pzena Investment Management, LLC
120 W. 45th Street, 20th Floor
New York, NY 10036

Attest:

By: /s/Steven M. Coffey         By: /s/John P. Goetz
Name:  Steven M. Coffey  	Name: John P. Goetz
Title: Counsel		 	Title: Managing Principal



Exhibit 77(Q1)
For period ending January 31, 2011
File number 811-8764

SUB-ADVISORY AGREEMENT

Agreement dated as of November 8, 2010 between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and J.P. Morgan Investment Management, Inc., (Sub- Adviser), a corporation existing under the laws of the State of Delaware, (the Agreement).

RECITALS

(1) UBS Global AM has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE International Equity Investments (Portfolio); and

(2) UBS Global AM is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global AM and the Portfolio;

(3) UBS Global AM desires to retain the Sub-Adviser to implement Sub-Advisers EAFE Opportunities strategy for the Portfolio and to furnish certain investment advisory services therewith to UBS Global AM and the Portfolio or a designated portion of the assets (EAFE Opportunities Segment) of the Portfolio; and

(4) The Sub-Adviser is willing to furnish such services;

(5) This Agreement shall apply only to those services provided by the Sub-Adviser to the Portfolio in respect of the EAFE Opportunities Segment.

Now therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

1. Appointment. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the EAFE Opportunities Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM the Sub-Adviser will provide a continuous investment program for the EAFE Opportunities Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the EAFE Opportunities Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the EAFE Opportunities Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the EAFE Opportunities Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). The Sub-Adviser, on each business day, shall provide UBS
Global AM and the Trusts custodian such information as UBS Global AM and the Trusts custodian may reasonably request relating to all transactions concerning the EAFE Opportunities Segment.

UBS Global AM hereby designates and appoints the Sub-Adviser as its and the Portfolios limited purpose agent and attorney-in-fact, without further prior approval of UBS Global AM (except as expressly provided for herein or as may be required by law) to make and execute, in the name and on behalf of the Portfolio, all agreements, instruments and other documents and to take all such other action which the Sub-Adviser considers necessary or advisable to carry out its duties hereunder.
By way of example and not by way of limitation, in connection with any purchase for the EAFE Opportunities Segment of securities or instruments that are not registered under the U.S. Securities Act of 1933, as amended (the Securities Act), the Sub-Adviser shall have the full power and authority, among other things, to: (i) commit to purchase such securities for the Portfolio on the terms and conditions under which such securities are offered; (ii) execute such account opening and other agreements, instruments and documents (including, without limitation, purchase agreements, subscription documents, ISDA and other swap and derivative documents), and make such commitments, as may be required in connection with the purchase and sale of such securities or instruments; (iii) represent that the Portfolio is an accredited investor as defined in Rule 501 (a) of Regulation D under the Securities Act and a Qualified Institutional Buyer as defined in Rule 144A (a) (1) (i) under the Securities Act;
and (iv) commit that such securities will not be offered or sold by the Portfolio except in compliance with the registration requirements of the Securities Act or an exemption therefrom. This power-of-attorney is a continuing power-of-attorney and shall remain in full force and effect until revoked by UBS Global AM or the Trust in writing, but any such revocation shall not affect any transaction initiated prior to receipt by the Sub-Adviser of such notice.

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the EAFE Opportunities Segment in securities or other assets, including (i) the purchase by the EAFE Opportunities Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or
(ii) transactions by the EAFE Opportunities Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) Unless otherwise instructed by UBS Global AM or the Trust, the Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the EAFE Opportunities Segment. The Sub-Adviser represents that it has adopted written proxy voting procedures that comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act) (Proxy Voting Policy). The parties agree that the Sub-Advisers obligation under this sub-paragraph to vote proxies is subject to the fulfillment of the condition that the Proxy Voting Policies are acceptable to the Board. The Sub-Adviser shall also provide its Proxy Voting Policy, and if requested by UBS Global AM, a summary of such Proxy Voting Policy for inclusion in the Trusts registration statement, and will provide UBS Global AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) The Sub-Adviser agrees that upon the request of UBS Global
AM or the Board, Sub-Adviser shall provide reasonable assistance in exercising the rights incident to the securities held by the EAFE Opportunities Segment in the context of a bankruptcy or other reorganization. The Sub-Adviser further agrees that it will keep UBS Global AM fully informed about any such actions that it intends to take. The Sub-Adviser will not be required to advise or take any action on behalf of the Trust in any class action, unless instructed by UBS Global AM.

(e) The Sub-Adviser agrees that it will place orders with brokers in accordance with best execution policies, taking into account best price, as an important factor in this decision, provided that, on behalf of the EAFE Opportunities Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the EAFE Opportunities Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the EAFE Opportunities Segment and its other clients and that the total commissions paid by the EAFE Opportunities Segment will be reasonable in relation to the benefits to the EAFE Opportunities Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, the Trusts principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the EAFE Opportunities Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the EAFE Opportunities Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the EAFE Opportunities Segment.

Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the EAFE Opportunities
Segment and the Trust with any broker-dealer deemed to be an affiliate (including affiliated FCMs) of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)(1)(H) of the Securities Exchange
Act of 1934 (the 1934 Act), and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trusts policies and procedures thereunder. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust. In the event Sub-Adviser becomes affiliated (as deemed under the federal securities laws) with a broker-dealer during the term of this Agreement, Sub-Adviser shall obtain the approval of the Trusts Board of Trustees prior to commencement of transactions with such broker-dealer on behalf of the Portfolio or the Trust.

UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Sub-Adviser shall effect such Cross Transactions in compliance with Rule 206(3)-2 under the Advisers Act, Rule 17a-7 under the 1940 Act, and any other applicable provisions of the federal securities laws and shall provide UBS Global AM with periodic reports describing such agency cross transactions. UBS Global AM understands that the authority of the Sub-Adviser to execute agency Cross
Transactions for the Portfolio is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from UBS Global AM, and that the failure to terminate such authorization will result in its continuation.

(f) The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the EAFE Opportunities Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request, provided, however, that Sub-Adviser may retain copies of such records to the extent necessary to comply with applicable law or regulation. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM may request.

(g) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the EAFE Opportunities Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(h) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board and UBS Global AM in the fair valuation of all portfolio securities in the EAFE Opportunities Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as are customarily performed by a Sub-Adviser and may be required for the Trust or UBS Global AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act, and any rule or regulation thereunder.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement, the Trusts policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Adviser (together, the Trust Compliance Procedures) and with the written instructions and written directions of the Board and UBS Global AM, and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio.
UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, Trusts Compliance Procedures, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available. UBS Global AM further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management (US) Inc.).

In order to assist the Trust and the Trusts Chief Compliance
Officer (the Trust CCO) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Adviser shall provide to the Trust
CCO: (i) direct access to the Sub-Advisers chief compliance officer and/or other senior compliance personnel, as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust Compliance Procedures in managing the EAFE Opportunities Segment; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Advisers management of the EAFE Opportunities Segment.

The Sub-Adviser represents and warrants that it shall maintain a compliance program in accordance with Rule 206(4)-7 under the Advisers Act (Sub-Adviser Compliance Program) and shall promptly provide the Trust CCO with copies of: (i) the Sub-Advisers Compliance Program, and (ii) any material changes to the Sub-Adviser Compliance Program.
The Sub-Adviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCOs performance of the Trust CCOs responsibilities under Rule 38a-1 to review, evaluate and report to the Trusts Board on the operation of the Sub-Adviser Compliance Program, and shall promptly report to the Trust CCO any material violation of the Sub-Adviser Compliance Program involving the EAFE Opportunities Segment. The Sub-Adviser shall provide to the Trust CCO: (i) quarterly reports confirming the Sub-Advisers compliance with the Sub-Adviser Compliance Program in managing the EAFE Opportunities Segment, and (ii) certifications that there were no material violations of the Sub-Adviser Compliance Program involving the Sub-Adviser that affected the EAFE Opportunities Segment. At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with any applicable federal securities laws, subject to such interpretations as may be contained in the Trust Compliance Procedures.

The Sub-Adviser will promptly provide UBS Global AM with information (including information that is required to be disclosed in the Trusts registration statement) with respect to the portfolio managers responsible for the EAFE Opportunities Segment and any changes in the portfolio managers responsible for the EAFE Opportunities Segment.

The Sub-Adviser will promptly notify UBS Global AM of any pending investigation, material litigation or administrative proceeding or any other significant regulatory inquiry.

The Sub-Adviser will cooperate promptly and fully with UBS Global
AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS Global AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the Securities and Exchange Commission (SEC)).

4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM, except as otherwise specifically provided herein.

Upon request by UBS Global AM, Sub-Adviser agrees to reimburse UBS Global AM or the Trust for costs associated with generating and distributing any Registration Statement (as defined herein) for when the Sub-Adviser is given a copy of a draft of such Registration Statement and fails to promptly disclose to UBS Global AM facts then known to the Sub-Adviser or its personnel that would require disclosure (or amendments to disclosure) in the Portfolios Registration Statement in time for such disclosure or amendments to disclosure to be included in such Registration Statement. The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Sub-Adviser.

5. Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.35% on the first $150 million, and 0.30% on assets in excess of $150 million of the average daily net assets of the EAFE Opportunities Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed.

(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) For those periods in which UBS Global AM has agreed to waive all or a portion of its management fee, UBS Global AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

(d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation of Liability.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the Sub-Adviser have any responsibility under this Agreement for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser, or for any portion of the Portfolio other than the EAFE Opportunities Segment or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio. The Sub-Adviser shall have no responsibility under this Agreement for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the EAFE Opportunities Segment of the Portfolio managed by the Sub-Adviser are such that such EAFE Opportunities Segment would not be in such violation or fail to so qualify if such EAFE Opportunities Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code, unless such violation was due to the Sub-Advisers failure to comply with written guidelines adopted by the Board or UBS
Global AM and provided to the Sub-Adviser.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and
(v) will promptly notify UBS Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, with respect to violations of the Sub-Advisers code of ethics potentially affecting the EAFE Opportunities Segment the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports (or summaries of reports) required to be made by the Sub-Adviser pursuant to Rule 17j-1(c)(1) evidencing enforcement of the Sub-Advisers code of ethics.

(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the SEC, and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or as soon after such change as possible.

(e) The Sub-Adviser agrees that neither it nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM.

(f) The Sub-Adviser hereby represents that it has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trusts portfolio holdings to any person or entity other than UBS Global AM, the Trusts custodian, or other persons expressly designated by UBS Global
AM. The Sub-Adviser further represents that it implemented policies and procedures to prevent it, its employees and agents from trading on the basis of any material non-public information provided by UBS Global AM, the Trust, their affiliates or agents. UBS Global AM acknowledges that the Sub-Adviser manages other accounts, including other mutual funds following the same investment strategy as the Portfolio and that those other accounts may have different portfolio holdings disclosure policies. The Sub-Adviser hereby represents that any such disclosure by Sub-Adviser does not and will not indicate that the Portfolio follows the same strategy.

8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9. Duration and Termination.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM; (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement;
or (iii) immediately if, in the reasonable judgment of UBS Global
AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub- Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory
Agreement, as it relates to this Portfolio.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Confidentiality.

(a) The Sub-Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Portfolio or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities.

(b) Neither UBS Global AM nor the Portfolio shall disclose information of a confidential nature regarding the Sub-Adviser acquired in consequence of this Agreement, except for information provided to service providers to the Portfolio or if required or requested by federal, state or other regulatory authorities.

(c) Notwithstanding the provisions of 12(a), to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Portfolio or the EAFE Opportunities Segment (including, but not limited to, the identity of UBS Global AM or the Portfolio and market value of the Portfolio or EAFE Opportunities Segment), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the EAFE Opportunities Segment in accordance with the terms of this Agreement., provided that such market counterparty acts in accordance with the rules and regulations applicable to it in dealing with such information.

13. Use of Name.

(a) It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS Global AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of UBS Global AM and only so long as UBS Global AM is Manager to the Trust and/or the Portfolio.

(b)  It is understood that the name J.P. Morgan Investment
Management, Inc., JPMorgan Asset Management or JPMorgan Chase & Co. or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Portfolio have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Portfolio. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (or derivatives or logo).

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

15. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of:
General Counsel, UBS Global Asset Management (Americas) Inc.,
1285 Avenue of the Americas, New York, NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of:
Mutual Funds- Legal, J.P. Morgan Investment Management Inc. 245 Park Avenue, New York, NY 10167.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

UBS Global Asset Management (Americas) Inc.
1285 Avenue of the Americas
New York, NY 10019

Attest:


By:/s/Eric Sanders            	By:/s/Joseph J. Allessie
Name: Eric Sanders  		Name: Joseph J. Allessie
Title: Director		 	Title: Executive Director



JP Morgan Investment Management, Inc.
245 Park Avenue
New York, NY 10167

Attest:


By:/s/Ana Brands             	By:/s/Scott Moritz
Name: Ana Brands  		Name: Scott Moritz
Title: Vice President		Title: Vice President


Exhibit 77(Q1)
For period ending January 31, 2011
File number 811-8764
SUB-ADVISORY AGREEMENT

Agreement dated as of November 4, 2010 between UBS Global Asset Management (Americas) Inc. (UBS Global AM), a Delaware corporation, and Delaware Management Company, a series of Delaware Management Business Trust,
(Sub- Adviser), a Delaware business trust (the Agreement).

RECITALS

(1) UBS Global AM has entered into a Management Agreement dated as of August 1, 2008 (Management Agreement), with UBS PACE Select Advisors Trust (Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), with respect to UBS PACE International Emerging Markets Equity Investments (Portfolio); and

(2) UBS Global AM is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS Global AM and the Portfolio;

(3) UBS Global AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS Global AM and the Portfolio or a designated portion of the assets (Segment) of the Portfolio; and

(4) The Sub-Adviser is willing to furnish such services;

Now therefore, in consideration of the premises and mutual covenants herein contained, UBS Global AM and the Sub-Adviser agree as follows:

1. Appointment. UBS Global AM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Trusts Board of Trustees (the Board) and review by UBS Global AM, and any written guidelines adopted by the Board or UBS Global AM the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolios assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (Code). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolios investment objective, policies and restrictions as stated in the Trusts currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (Registration Statement). The Sub-Adviser, on each business day, shall provide UBS Global AM and the Trusts custodian such information as UBS Global AM and the Trusts custodian may reasonably request relating to all transactions concerning the Portfolio or Segment.

UBS Global AM hereby designates and appoints the Sub-Adviser as its and the Portfolios limited purpose agent and attorney-in-fact, without further prior approval of UBS Global AM (except as expressly provided for herein or as may be required by law) to make and execute, in the name and on behalf of the Portfolio, all agreements, instruments and other documents and to take all such other action which the Sub-Adviser considers necessary or advisable to carry out its duties hereunder. By way of example and not by way of limitation, in connection with any purchase for the Portfolio or Segment of securities or instruments that are not registered under the U.S. Securities Act of 1933, as amended (the Securities Act), the Sub-Adviser shall have the full power and authority, among other things, to: (i) commit to purchase such securities for the Portfolio on the terms and conditions under which such securities are offered; (ii) establish and execute such account opening and other agreements, instruments and documents (including, without limitation, purchase agreements, subscription documents, ISDA and other swap and derivative documents), and make such commitments, as may be required in connection with the purchase and sale of such securities or instruments;
(iii) represent that the Portfolio is an accredited investor as defined in Rule 501 (a) of Regulation D under the Securities Act and a Qualified Institutional Buyer as defined in Rule 144A (a) (1) (i) under the Securities Act; and (iv) commit that such securities will not be offered or sold by the Portfolio except in compliance with the registration requirements of the Securities Act or an exemption therefrom. This power-of-attorney is a continuing power-of-attorney and shall remain in full force and effect until revoked by UBS Global AM or the Trust in writing, but any such revocation shall not affect any transaction initiated prior to receipt by the Sub-Adviser of such notice.

(b) The Sub-Adviser agrees that it will not consult with any other sub-adviser (Other Sub-Adviser) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c) Unless otherwise instructed by UBS Global AM or the Trust, the Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (Advisers Act) (Proxy Voting Policy), and that shall be acceptable to the Board. The Sub-Adviser shall also provide its Proxy Voting Policy, and if requested by UBS Global AM, a summary of such Proxy Voting Policy for inclusion in the Trusts registration statement, and will provide UBS Global AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) The Sub-Advisor shall be responsible for notifying UBS Global AM of any bankruptcy or other reorganization affecting any security held in the Portfolio or Segment allocated to its management. The Sub-Adviser agrees that upon the request of UBS Global AM or the Board, Sub-Adviser shall exercise the rights incident to the securities held by the Portfolio or Segment in the context of such bankruptcy or other reorganization. The Sub-Adviser further agrees that it will keep UBS Global AM fully informed about any such actions that it intends to take.

(e) The Sub-Adviser agrees that it will place orders with brokers in accordance with best execution policies, taking into account best price as an important factor in this decision, provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Advisers determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-
Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS Global AM or the Sub-Adviser, the Trusts principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS Global AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

Subject to the Sub-Advisers obligations to seek best execution, UBS Global AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate (including affiliated FCMs) of the Sub-Adviser (the Affiliated Broker-Dealers) so long as such transactions are effected in conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part II of the Sub-Advisers Form ADV Registration Statement on file with the Securities and Exchange Commission (Form ADV)) of Section 11(a)
(1)(H) of the Securities Exchange Act of 1934 (the 1934 Act), and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trusts policies and procedures thereunder.
In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS Global AM, the Portfolio or the Trust. In the event Sub-Adviser becomes affiliated (as deemed under the federal securities laws) with a broker-dealer during the term of this Agreement, Sub-Adviser shall obtain the approval of the Trusts Board of Trustees prior to commencement of transactions with such broker-dealer on behalf of the Portfolio or the Trust.

UBS Global AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the Cross Transactions) on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS Global AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Sub-Adviser shall effect such Cross Transactions in compliance with Rule 206(3)-2 under the Advisers Act, Rule 17a-7 under the 1940 Act, and any other applicable provisions of the federal securities laws and shall provide UBS Global AM with periodic reports describing such agency cross transactions. UBS Global AM understands that the authority of the Sub-Adviser to execute agency Cross Transactions for the Portfolio is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from UBS Global AM, and that the failure to terminate such authorization will result in its continuation.

(f) The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Portfolio or Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act, and will furnish the Board and UBS Global AM with such periodic and special reports as the Board or UBS Global AM may request.

(g) At such times as shall be reasonably requested by the Board or UBS Global AM, the Sub-Adviser will provide the Board and UBS Global AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS Global AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(h) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board and UBS Global AM in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as are customarily performed by a Sub-Adviser and may be required for the Trust or UBS Global AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act, and any rule or regulation thereunder.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trusts Trust Instrument, By-Laws and Registration Statement, the Trusts policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) which have been previously provided to the Sub-Adviser (together, the Trust Compliance Procedures) and with the written instructions and written directions of the Board and UBS Global AM, which have been previously provided to the Sub-Adviser, and will comply with the requirements of the 1940
Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS Global AM agrees to provide to the Sub-Adviser copies of the Trusts Trust Instrument, By-Laws, Registration Statement, Trusts Compliance Procedures, written instructions and directions of the Board and UBS Global AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available. UBS Global
AM further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS Global AM (other than UBS Financial Services Inc. and UBS Global Asset Management
(US) Inc.).

In order to assist the Trust and the Trusts Chief Compliance Officer (the Trust CCO) to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Adviser shall provide to the Trust CCO: (i) direct access to the Sub-Advisers chief compliance officer and/or other senior compliance personnel, as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust Compliance Procedures in managing the Portfolio or Segment; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Advisers management of the Portfolio or Segment.

The Sub-Adviser shall promptly provide the Trust CCO with copies of:
(i) the Sub-Advisers policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws (together, the Sub-Adviser Compliance Procedures), and (ii) any material changes to the Sub-Adviser Compliance Procedures. The Sub-Adviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCOs performance of the Trust CCOs responsibilities under Rule 38a-1 to review, evaluate and report to the Trusts Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Adviser Compliance Procedures involving the Portfolio or Segment. The Sub-Adviser shall provide to the Trust CCO: (i) quarterly reports confirming the Sub-Advisers compliance with the Sub-Adviser Compliance Procedures in managing the Portfolio or Segment, and (ii) certifications that there were no Material Compliance Matters involving the Sub-Adviser that arose under the Sub-Adviser Compliance Procedures that affected the Portfolio or Segment. At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with any applicable Federal Securities Laws, subject to such interpretations as may be contained in the Trust Compliance Procedures that UBS Global AM or the Trust have made known to the Sub-Adviser.

The Sub-Adviser will promptly provide UBS Global AM with information (including information that is required to be disclosed in the Trusts registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

The Sub-Adviser will promptly notify UBS Global AM of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry.

The Sub-Adviser will cooperate promptly and fully with UBS Global AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS Global
AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the Securities and Exchange Commission (SEC)).

4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS Global AM, except as otherwise specifically provided herein.

Upon request by UBS Global AM, Sub-Adviser agrees to reimburse UBS Global AM or the Trust for costs associated with generating and distributing any Registration Statement (as defined herein) when the Sub-Adviser is given a copy of a draft of such Registration and fails to promptly disclose to UBS Global AM facts then known to the Sub-Adviser or its personnel that would require disclosure
(or amendments to disclosure) in the Funds Registration Statement in time for such disclosure or amendments to disclosure to be included in such Registration Statement. The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment or change in control of the Sub-Adviser.

5. Compensation.

(a) For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UBS Global AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of 0.60% on the first $10 million, and 0.50% on assets in excess of $10 million of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Advisers Segment.

(b) The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c) For those periods in which UBS Global AM has agreed to waive all or a portion of its management fee, UBS Global AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

(d) If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.


6. Limitation of Liability.

(a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS Global AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b) In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio. In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolios being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolios failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-
Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code, unless such violation was due to the Sub-Advisers failure to comply with written guidelines adopted by the Board or UBS Global AM and provided to the Sub-Adviser.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7. Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement;
(iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS
Global AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS Global AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS Global AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Advisers code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS Global AM, the Sub-Adviser shall permit UBS Global AM, its employees or its agents to examine the reports required to be made by the Sub-Adviser pursuant to Rule 17j-1(c)(1) and all other records relevant to the Sub-Advisers code of ethics.

(c) The Sub-Adviser has provided UBS Global AM with a copy of its Form ADV, as most recently filed with the SEC, and promptly will furnish a copy of all amendments to UBS Global AM at least annually.

(d) The Sub-Adviser will notify UBS Global AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser, in each case prior to or as soon after such change as possible.

(e) The Sub-Adviser agrees that neither it nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS Global AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS Global AM.

(f) The Sub-Adviser may include the Portfolios performance in calculating its composites, provided that Sub-Adviser may not separately disclose the Funds performance (or the performance of Sub-Advisers segment of the Fund) in connection therewith.

(g) The Sub-Adviser hereby represents that it has implemented policies and procedures that are reasonably designed to prevent the disclosure by it, its employees or its agents of the Trusts portfolio holdings to any person or entity other than UBS Global AM, the Trusts custodian, or other persons expressly designated by UBS Global AM. The Sub-Adviser further represents that it implemented policies and procedures reasonably designed to prevent it, its employees and agents from trading on the basis of any material non-public information provided by UBS Global AM, the Trust, their affiliates or agents.

8. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

9. Duration and Termination.

(a) This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (Independent Trustees), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolios outstanding voting securities, unless UBS Global AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolios outstanding voting securities.

(b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS Global AM;
(i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or
(iii) immediately if, in the reasonable judgment of UBS Global AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS Global AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory Agreement, as it relates to this Portfolio.

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolios outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12. Confidentiality. The Sub-Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Portfolio or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities.

13. Use of Name.

(a) It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS Global AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of UBS Global AM and only so long as UBS Global AM is Manager to the Trust and/or the Portfolio.

(b) It is understood that the name Delaware Management Company or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Portfolio have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Portfolio. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (or derivatives or logo).

14. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

15. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS Global AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS Global AM will be sent to the attention of: General Counsel, UBS Global Asset Management (Americas) Inc., 1285 Avenue of the Americas, New York, NY 10019. All notices provided to the Sub-Adviser will be sent to the attention of: Theodore Smith, Senior Vice President, Delaware Management Company, One Commerce Square, 2005 Market Street, Philadelphia, PA 19103.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


Attest:




By:/s/Eric Sanders
UBS Global Asset Management (Americas) Inc.
1285 Avenue of the Americas
New York, NY 10019




By:/s/Joseph J. Allessie
Name: Eric Sanders	Name: Joseph J. Allessie
Title: Director	Title: Executive Director


Attest:






By:/s/Mary Jean OConnor	Delaware Management Company, a series
of Delaware Management Business Trust





By: /s/Patrick P. Coyne
Name: Mary Jean OConnor	Name: Patrick P. Coyne
Title: Executive Administrative Assistant	Title: President